Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert M. Hayes, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Robert M. Hayes	Chief Executive Officer and Director	January 22, 2025
	Robert M. Hayes	(Principal Executive Officer)

	/s/ Andrew R. Crescenzo	Chief Financial Officer	January 22, 2025
	Andrew R. Crescenzo	(Principal Financial and Accounting Officer)

	/s/ Dr. Soren Bo Christiansen*	Chairman	January 22, 2025
Dr Soren Bo Christiansen

	/s/ Paul K. Danner*	Director	January 22, 2025
Paul K. Danner

	/s/ Timothy J. Ruemler*	Director	January 22, 2025
Timothy J. Ruemler

	/s/ Brenda Baird Simpson*	Director	January 22, 2025
Brenda Baird Simpson

	/s/ Jason L Monroe*	Director	January 22, 2025
Jason L Monroe

* By:	/s/ Robert M. Hayes		January 22, 2025
Robert M. Hayes
Attorney-in-fact